Exhibit 23.3                                Consent of James McAdams – Geologist

JAMES McADAMS

22 Toorak Road, Suva, Fiji

To:   United States Securities and Exchange Commission

I, James McAdams, Professional Engineer, do hereby consent to the filing, with the regulatory authorities referred to above, the technical report entitled "Summary of Exploration on the Vunidawa Property" dated November 5, 2010 (the "Technical Report"), and to written disclosure of the Technical Report and of extracts from a summary of the Technical Report in written disclosure in any Offering Memorandum, other offering documents, Form S-1 registration statement, or an Annual Information Form of Recursos Montana S.A.

I hereby consent to the inclusion of my name as an expert in Recursos Montana S.A. Form S-1 registration statement as filed with your office.

I hereby certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report in the written disclosure in this Form S-1 registration statement, other offering documents, or an Annual Information Form of Recursos Montana S.A.

Dated:    November 5, 2010

"James McAdams"                         [Seal or Stamp of Qualified Person]

JAMES McADAMS